As filed with the Securities and Exchange Commission on July 7, 1998
                                                  Registration No. 333-_______
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                        ENSCO INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)



               Delaware                               76-0232579
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)


          2700 Fountain Place
           1445 Ross Avenue
             Dallas, Texas                            75202-2792
 (Address of principal executive offices)             (Zip Code)

-------------------------------------------------------------------------------

                        ENSCO INTERNATIONAL INCORPORATED
                               1998 INCENTIVE PLAN
                            (Full title of the plan)
-------------------------------------------------------------------------------

                               C. Christopher Gaut
               Vice President-Finance and Chief Financial Officer
                        ENSCO International Incorporated
                               2700 Fountain Place
                                1445 Ross Avenue
                            Dallas, Texas 75202-2792
                                (214) 922-1500
                     (Name and address of agent for service)

                                 with a copy to:

                                 Daniel W. Rabun
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 4500
                               Dallas, Texas 75201



                         CALCULATION OF REGISTRATION FEE




                                                                Proposed maximum          Proposed maximum          Amount of
Title of securities to                  Amount to               offering price            aggregate offering        registration
be registered      <F1>                 be registered           per share <F2>            price <F2>                fee
--------------------------------        -----------------       ----------------          ------------------        ------------

Common Stock, par value
$.10 per Share                          11,300,000 Shares         $ 17.40625                $ 196,690,625             $ 58,024

Preferred Share
Purchase Rights <F3>                    11,300,000 Rights             N/A                         N/A                    N/A
_________________________________________________________________________________________________________________________________

<F1>  Shares  of  common  stock  of  ENSCO   International   Incorporated   (the
      "Company"), par value $.10 per share (including the preferred share purchase rights attaching thereto, the "Common Stock"), being registered hereby relate to the ENSCO International Incorporated 1998 Incentive Plan (the "Plan"). Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
<F2>  Estimated  solely for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on June 29, 1998, as reported on the New York Stock Exchange.
<F3>  In accordance with Rule 457(g), no additional registration fee is required in respect of preferred share purchase rights.




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.     Incorporation of Documents by Reference.

      The documents listed below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997;

     (b) The Company's Proxy Statement filed with the Securities and Exchange Commission (the "Commission") dated March 27, 1998;

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

     (d) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-B filed with the Commission on November 12, 1987, and the Registration Statement on Form 8-A filed with the Commission on February 3, 1981, each as amended, including all amendments and reports filed for the purpose of updating such description; and

     (e) The description of the Company's Preferred Share Purchase Rights as contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 23, 1995, as amended, including all amendments and reports filed for the purpose of updating such description.

Item 4. Description of Securities.

        Not  Applicable.

Item 5. Interest of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.


      Section 145 of the DGCL provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings brought against such person by reason of the fact that such person is or was a director or an officer of the corporation when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines, and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all circumstances, he is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of directors who are not parties to such action,
(b) a majority vote of a committee  consisting of such disinterested  directors,
(c) independent legal counsel in a written opinion if no such disinterested directors exist, or if such disinterested directors so direct, or (d) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate.

      Article 15 of the Company's Certificate of Incorporation provides, in general, that the Company must indemnify its directors and officers under certain of the circumstances defined in Section 145 of the DGCL, and that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of such director's fiduciary duty, with certain exceptions. Article 15 further allows the Company to purchase and maintain insurance on behalf of the Company's directors, officers, employees or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract and/or similar arrangement. The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by the Company. The Company has also entered into agreements with its officers and directors which essentially provide that the Company will indemnify the officers and directors to the extent set forth in the Company's Certificate of Incorporation and Bylaws.

      Article VII, Section 7 of the Company's Bylaws provide that the Company must indemnify its officers, directors, employees and agents to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed.

        None.

Item 8. Exhibits.

        The following are filed as exhibits to this Registration Statement:

Exhibit No.       Description
-----------       -----------

  4.1             ENSCO International Incorporated 1998 Incentive Plan.*

  4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-8097).

  4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-8097).

  4.4 Rights Agreement, dated February 21, 1995, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of ENSCO International Incorporated, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of ENSCO International Incorporated (incorporated by reference to Exhibit 4 to Registrant's Form 8-K dated February 21, 1995, File No. 1-8097).

  4.5 First Amendment to Rights Agreement, dated March 3, 1997, between ENSCO International Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated March 3, 1997, File No. 1-8097).

  4.6 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995, File No. 1-8097).

  5.1             Opinion of Baker & McKenzie*

 23.1             Consent of Baker & McKenzie (see Exhibit 5.1)*

 23.2             Consent of Independent Accountants*

 24.1 Power of Attorney (included on the signature page of the Registration Statement)*

----------------
* filed herewith

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 30, 1998.



                                      ENSCO INTERNATIONAL INCORPORATED





                                      By: /s/ Carl F.Thorne
                                          ------------------------------------
                                              Carl F. Thorne
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY
      Each person whose signature appears below hereby authorizes Carl F. Thorne, Richard A. Wilson and C. Christopher Gaut, and each of them, any one of whom may act without joinder of the others, to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Carl F. Thorne, Richard
A. Wilson and C. Christopher Gaut, and each of them, any one of whom may act without the joinder of the others, attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                   Title                       Date
           ---------                   -----                       ----


    /s/ Carl F. Thorne         Chairman of the Board,           June 30, 1998
    -----------------------    President and Chief Executive
        Carl F. Thorne         Officer(Principal Executive
                               Officer)


    /s/ Richard A. Wilson      Director,Senior Vice             June 30, 1998
    -----------------------    President and Chief Operating
        Richard A. Wilson      Officer


    /s/ C. Christopher Gaut    Vice President--Finance and      June 30, 1998
    -----------------------    Chief Financial Officer
        C. Christopher Gaut    (Principal Financial Officer)


    /s/ H. E. Malone           Vice President-Controller and    June 30, 1998
    -----------------------    Chief Accounting Officer
        H. E. Malone           (Principal Accounting Officer)


    /s/ Craig I. Fields        Director                         June 30, 1998
    -----------------------
        Craig I. Fields


    /s/ Orville D.Gaither,Sr.  Director                         June 30, 1998
    -----------------------
        Orville D.Gaither,Sr.


    /s/ Gerald W. Haddock      Director                         June 30, 1998
    -----------------------
        Gerald W. Haddock

    /s/ Dillard S. Hammett     Director                         June 30, 1998
    -----------------------
        Dillard S. Hammett


    /s/ Thomas L. Kelly II     Director                         June 30, 1998
    -----------------------
        Thomas L. Kelly II


    /s/ Morton H. Meyerson     Director                         June 30, 1998
    -----------------------
        Morton H. Meyerson



                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

  4.1             ENSCO International Incorporated 1998 Incentive Plan.*

  4.2 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-8097).

  4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-8097).

  4.4 Rights Agreement, dated February 21, 1995, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of ENSCO International Incorporated, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of ENSCO International Incorporated (incorporated by reference to Exhibit 4 to Registrant's Form 8-K dated February 21, 1995, File No. 1-8097).

  4.5 First Amendment to Rights Agreement, dated March 3, 1997, between ENSCO International Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated March 3, 1997, File No. 1-8097).

  4.6 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995, File No.1-8097).

  5.1             Opinion of Baker & McKenzie*

 23.1             Consent of Baker & McKenzie (see Exhibit 5.1)*

 23.2             Consent of Independent Accountants*

 24.1 Power of Attorney (included on the signature page of the Registration Statement)*

----------------
* filed herewith